NeuroPace Reports Fourth Quarter and Full Year 2025 Financial Results and Reiterates 2026 Outlook

Reported quarterly revenue of $26.6 million in Q4 2025 representing 24% growth

Reiterates previously issued 2026 guidance assuming 20% to 22% growth in core RNS® revenue from existing indications, excluding any contribution from idiopathic generalized epilepsy (IGE)

Continues to expect IGE contribution following potential NAUTILUS PMA-Supplement (PMA-S) approval in mid-2026

Mountain View, Calif. – March 3, 2026 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a corporate update.

Fourth Quarter 2025 Financial Highlights
•Total revenue of $26.6 million, representing growth of 24% compared to the fourth quarter of 2024
•RNS System revenue of $22.4 million, representing growth of 26% compared to the fourth quarter of 2024
•Total gross margin of 77.4%, a 200-basis point increase compared to the fourth quarter of 2024, driven by positive product mix and manufacturing efficiencies. RNS gross margin in the fourth quarter of 2025 was of 80.5%, a 40 basis point increase compared to the fourth quarter of 2024
•Delivered Adjusted EBITDA of $0.9 million for the second consecutive quarter
•Cash, cash equivalents and short-term investments of $61.1 million at December 31, 2025, a $1.0 million increase from September 30, 2025

Full Year 2025 Financial Highlights
•Total revenue of $100.0 million, representing growth of 25% compared to the full year 2024
•RNS System revenue of $81.7 million, representing growth of 25% compared to the full year 2024
•Total gross margin of 77.2%, a 330-basis point increase compared to the full year 2024. RNS gross margin for the full year 2025 of 81.9%, a 350-basis point increase compared to the full year 2024
•Adjusted EBITDA of ($5.0) million

Fourth Quarter 2025 Operational & Strategic Highlights
•Submitted PMA-S to FDA seeking expanded RNS System indication IGE. The PMA-S was supported by clinically meaningful and statistically significant 18-month results from the NAUTILUS trial, which demonstrated robust 77% median seizure reduction and a favorable safety profile in this highly refractory patient population
•Received favorable reimbursement updates in both the CY 2026 Outpatient Prospective Payment System (OPPS) Final Rule, increasing the average hospital Medicare reimbursement for RNS System replacements by 47% beginning January 1, 2026 and the CY2026 Medicare Physician Fee Schedule (PFS), increasing by approximately 43% for initial implant procedure and 45% for the replacement procedure
•Submitted Seizure ID™ to the FDA for review. Seizure ID is the first of a suite of planned NeuroPace AI™ tools designed to further improve clinical outcomes through deeper data insights along with enhanced and accelerated iEEG review. Built on years of proprietary, patient-level brain data captured through the RNS System, Seizure ID empowers clinicians to be supported in making faster, more confident treatment decisions.
•Showcased new clinical and AI-driven advances at the American Epilepsy Society (AES) meeting that underscored the Company’s focus on delivering life-changing outcomes and enabling physicians to provide more confident, data-informed care for people living with epilepsy. The RNS System was featured in over 80 scientific presentations and posters, the most of any neuromodulation therapy.
•Entered into an amendment to the Distribution Agreement with DIXI Medical to end the wind down period and cease commercial partnership activities on December 31, 2025, earlier than the previously agreed wind down period ending March 31, 2026
•Reached new all-time highs in both prescribers, accounts and patient pipeline

“2025 marked an important execution year for NeuroPace, with strong growth and significant improvement toward cash flow break-even, increasing focus on our core RNS business, and meaningful progress across our strategic priorities,” said Joel Becker, Chief Executive Officer of NeuroPace. “Looking ahead, we believe 2026 has the potential to be a transformational year for the Company, as we build on commercial momentum, prepare for indication expansion, and launch as well as advance new products that expand the reach and impact of personalized neuromodulation.”

Fourth Quarter 2025 Financial Results
Total revenue in the fourth quarter of 2025 grew 24% to $26.6 million, compared with $21.5 million in the fourth quarter of 2024. The Company’s revenue growth was primarily driven by increased sales of the RNS System which totaled $22.4 million in the fourth quarter of 2025, representing growth of 26% compared to the fourth quarter of 2024.

Gross margin for the fourth quarter of 2025 was 77.4%, compared with 75.4% in the fourth quarter of 2024 and 77.4% in the third quarter of 2025. The year-over-year improvement is primarily due to increasing revenue contribution from higher margin RNS revenue, benefit from improved manufacturing efficiency, and increasing average selling price resulting from strong pricing conversion. RNS gross margin for the fourth quarter of 2025 was 80.5%, compared with 80.1% in the fourth quarter of 2024.

Total operating expenses in the fourth quarter of 2025 were $22.3 million, compared with $19.8 million in the fourth quarter of 2024.

Sales and marketing expense in the fourth quarter of 2025 was $10.9 million, compared with $10.0 million in the fourth quarter of 2024. The year-over-year increase was largely due to personnel-related expenses associated with ongoing scaling of commercial activities, investment in direct-to-consumer marketing and other sales related expenses.

Research and development expense in the fourth quarter of 2025 was $7.0 million, compared with $6.1 million in the fourth quarter of 2024. The year-over-year increase was primarily driven by personnel-related expenses associated with the development of a next-generation platform, AI-enabled tools, and ongoing clinical trials.

General and administrative expense in the fourth quarter of 2025 was $4.4 million compared with $3.8 million in the fourth quarter of 2024. This increase was primarily due to an increase in personnel-related expenses.

Loss from operations was ($1.8) million in the fourth quarter of 2025, compared with loss from operations of ($3.7) million in the fourth quarter of 2024. Net loss was ($2.7) million for the fourth quarter of 2025 compared with net loss of ($5.3) million in the fourth quarter of 2024.

The Company’s cash, cash equivalents and short-term investments balance as of December 31, 2025 was $61.1 million compared with $60.0 million at the end of the prior quarter. Long-term borrowings totaled $58.9 million as of December 31, 2025.

Full Year 2025 Financial Results
Total revenue for the year ended December 31, 2025 grew 25% to $100.0 million, compared with $79.9 million in 2024. The Company’s revenue growth was primarily driven by increased sales of the RNS System, which totaled $81.7 million for the full year 2025, representing growth of 25% compared to 2024.

Gross margin for the year was 77.2%, compared with 73.9% in 2024. The year-over-year improvement is primarily due to increasing revenue contribution from higher margin RNS revenue, benefit from improved manufacturing efficiency, and favorable pricing. RNS gross margin for the year was 81.9%, compared with 78.4% in 2024.

Total operating expenses for the year were $93.6 million, compared with $80.8 million in 2024.

Sales and marketing expense for the year was $46.6 million, compared with $39.7 million in 2024. The year-over-year increase was largely due to personnel-related expenses associated with ongoing scaling of commercial activities, increased variable compensation due to sales performance, investment in direct-to-consumer marketing and other sales related expenses.

Research and development expense for the year was $27.9 million, compared with $23.7 million in 2024. The year-over-year increase was primarily driven by personnel-related expenses as well as lower grant funding received compared to 2024.

General and administrative expense for the year was $19.1 million compared with $17.4 million in 2024. This increase was primarily due to an increase in personnel-related expenses, including non-recurring items related to executive transition in the second quarter of 2025.

Discontinued Operations
The Company expects to begin reporting its DIXI Medical related financial results as a discontinued operation beginning with its first quarter 2026 financial results and in accordance with U.S. GAAP, the Company’s continuing operations basis will exclude the impact of DIXI for both the 2026 reporting periods and the applicable comparable periods presented. Refer to Table 4 for selected historical DIXI Medical related operating results, including revenue, gross profit and operating expenses.

Full Year 2026 Financial Guidance on a Continuing Operations Basis
•Total revenue guidance for full year 2026 to be between $98 million and $100 million, representing underlying RNS growth of 20% to 22% compared to full year 2025
•Total revenue for first quarter 2026 to be between $21 million and $22 million
•Non-GAAP gross margin to be between 81.5% and 82.5%, excluding $0.5 million in stock-based compensation, a non-cash expense. Including stock-based compensation, GAAP gross margin to be between 81% and 82%.
•Total non-GAAP operating expenses to be between $90 million and $92 million, excluding approximately $10 million in stock-based compensation, a non-cash expense. Including stock-based compensation, GAAP operating expenses range between $100 million and $102 million.
•Adjusted EBITDA to be between ($9.0) and ($10.0) million

Beginning in the first quarter of 2026, the Company will present gross margin and operating expenses on an adjusted basis, excluding stock-based compensation, for each line item. This change is intended to provide greater transparency into the underlying operating performance of the business, enhance the visibility of our operating leverage, and improve comparability across periods. The Company will continue to disclose stock-based compensation and provide appropriate reconciliations to GAAP results.

Non-GAAP Measure
To supplement NeuroPace’s condensed financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include Adjusted EBITDA, non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating expenses, and non-GAAP loss from operations. NeuroPace believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the Company’s historical financial performance. The presentation of the Company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

GAAP to Non-GAAP Supplemental Financial Information
The Company has included supplemental reconciliations of GAAP to non-GAAP financial measures to provide investors with additional insight into the performance of its core business.

•Table 1 presents a reconciliation of GAAP to non-GAAP financial measures excluding DIXI Medical related operating results. Management believes this presentation provides a more meaningful basis for evaluating period over period performance of the Company’s continuing operations and core RNS business. Beginning in 2026, the Company’s reported continuing operations results will be compared against these 2025 continuing operations amounts for year over year analysis.
•Table 2 presents the Company’s 2026 financial guidance on a continuing operations basis. This table reflects gross margin, and operating expense ranges excluding the impact of DIXI Medical. Operating expense guidance is presented by functional line item and includes stock-based compensation expense within each respective category. These non-GAAP expense line items will be the primary focus of the Company’s reporting and performance evaluation framework going forward, providing greater transparency into the cost structure of the continuing operations. Together with revenue and gross margin, these line items form the basis for the Company’s projected Adjusted EBITDA.
•Table 3 presents a reconciliation of GAAP to non-GAAP financial measures for the periods presented. Both GAAP and non-GAAP financial measures in this table include DIXI Medical related operating results.
•Table 4 presents selected historical DIXI Medical related operating results, including revenue, gross profit and operating expenses, to provide transparency into the financial contribution from DIXI Medical related operations prior to its classification as discontinued operations.

Webcast and Conference Call Information
NeuroPace will host a conference call to discuss the fourth quarter and full year 2025 financial results after market close on Tuesday, March 3, 2026, at 4:30 P.M. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at https://events.q4inc.com/attendee/598907183. Individuals interested in participating in the call via telephone may access the call by dialing + 1 (800) 715-9871 and referencing Conference ID 8467256. The webcast will be archived on the Company’s investor relations website at https://investors.neuropace.com/news-and-events/events and will be available for replay for at least 90 days after the event.

About NeuroPace, Inc.
Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. NeuroPace may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: Expectations regarding the Company’s future revenue and growth based on a continued operations basis without DIXI Medical revenue; NeuroPace’s expectations, forecasts and beliefs with respect to potential indication expansion for its RNS System and its software, technology and other product development efforts; increasing access to and adoption of RNS therapy as the standard of care in drug-resistant epilepsy; NeuroPace’s continued execution on its long-term revenue growth strategy, including with respect to sustained revenue growth and long-term value creation. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2026 and in the future; risks that NeuroPace’s operating expenses could be higher than anticipated and that it could use its cash resources sooner than expected; risks that NeuroPace’s gross margin may be lower than forecast; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System, including risks related to the NAUTILUS submission; risks related to product development, including risks related to the development of AI-powered software, including NeuroPace AI™ and Seizure ID™ and the next generation device platform, including risks related to Seizure IDTM; risks related to NeuroPace’s reliance on contractors and other third parties, including single-source suppliers and vendors; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:
Scott Schaper
Head of Investor Relations
sschaper@neuropace.com
investors@neuropace.com

NeuroPace, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except for share and per share amounts)	2025	2024	2025	2024
Revenue	$26,588	$21,466	$99,986	$79,906
Cost of goods sold	6,010	5,278	22,766	20,821
Gross profit	20,578	16,188	77,220	59,085
Operating expenses:
Sales and marketing	10,936	9,951	46,580	39,669
Research and development	7,027	6,050	27,888	23,653
General and administrative	4,382	3,840	19,090	17,434
Total operating expenses	22,345	19,841	93,558	80,756
Loss from operations	(1,767)	(3,653)	(16,338)	(21,671)
Interest income	638	681	2,816	3,024
Interest expense	(1,600)	(2,192)	(7,457)	(8,798)
Other income (expense), net	—	(86)	(486)	304
Net loss and comprehensive loss	$(2,729)	$(5,250)	$(21,465)	$(27,141)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.18)	$(0.66)	$(0.93)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	33,385,740	29,914,786	32,722,438	29,126,314

NeuroPace, Inc.
Condensed Balance Sheets
(unaudited)

	December 31,
(in thousands)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$21,692	$13,430
Short-term investments	39,366	39,325
Accounts receivable	14,681	12,851
Inventory	16,896	13,381
Prepaid expenses and other current assets	1,438	2,352
Total current assets	94,073	81,339
Property and equipment, net	1,125	1,052
Operating lease right-of-use asset	10,132	11,843
Restricted cash	122	122
Deferred offering costs	—	276
Other assets	113	15
Total assets	$105,565	$94,647
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,217	$2,954
Accrued liabilities	13,339	9,787
Operating lease liability	2,117	1,860
Deferred revenue	141	555
Total current liabilities	17,814	15,156
Long-term debt	58,884	59,525
Operating lease liability, net of current portion	9,836	11,953
Total liabilities	86,534	86,634
Stockholders’ equity:
Common stock, $0.001 par value	34	30
Additional paid-in capital	571,412	538,933
Accumulated deficit	(552,415)	(530,950)
Total stockholders’ equity	19,031	8,013
Total liabilities and stockholders’ equity	$105,565	$94,647

NeuroPace, Inc.
Condensed Statements of Cash Flows
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(2,729)	$(5,250)	$(21,465)	$(27,141)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,607	2,603	11,089	10,282
Depreciation	80	48	238	207
Amortization of debt discount and issuance costs	63	49	237	228
Non-cash interest expense	75	211	538	954
PIK interest incurred but not paid on term loan	—	—	—	1,389
Loss on debt extinguishment	—	—	527	—
Amortization of right-of-use asset	442	403	1,710	1,562
Loss (gain) on short-term investments	—	86	(41)	(229)
Inventory write-downs	19	55	159	251
Loss on disposal of property and equipment	12	—	14	—
Changes in operating assets and liabilities:
Accounts receivable	257	(1,289)	(1,830)	(536)
Inventory	1,221	(1,352)	(3,673)	(2,418)
Prepaid expenses and other assets	809	(237)	943	384
Accounts payable	(2,385)	773	(730)	671
Accrued liabilities	1,022	(284)	3,552	(1,392)
Deferred revenue	(507)	(193)	(414)	(534)
Operating lease liabilities	(480)	(420)	(1,860)	(1,627)
Net cash provided by (used in) operating activities	506	(4,797)	(11,006)	(17,949)
Cash flows from investing activities
Acquisition of property and equipment	(97)	(39)	(332)	(306)
Proceeds from sale of short-term investments	—	2,000	—	9,300
Net cash (used in) provided by investing activities	(97)	1,961	(332)	8,994
Cash flows from financing activities
Proceeds from issuance of common stock in follow-on offering, net of underwriting discounts and commissions	—	—	69,654	—
Repurchase of common stock from KCK Ltd.	—	—	(49,546)	—
Proceeds from issuance of common stock under employee plans	723	595	1,875	1,931
Taxes withheld and paid related to net share settlement of equity awards	(88)	(92)	(543)	(881)
Proceeds from At-The-Market offering, net of sales commission	—	345	232	3,277
Proceeds from debt, net of discounts and issuance costs	—	—	58,435	—
Repayment of debt	—	—	(60,507)	—
Net cash provided by financing activities	635	848	19,600	4,327
Net increase (decrease) in cash and cash equivalents	1,044	(1,988)	8,262	(4,628)
Cash, cash equivalents and restricted cash at the Beginning of Period	20,770	15,540	13,552	18,180
Cash, cash equivalents and restricted cash at the End of Period	$21,814	$13,552	$21,814	$13,552
Reconciliation of cash, cash equivalents and restricted cash to balance sheets:
Cash and cash equivalents	$21,692	$13,430	$21,692	$13,430
Restricted cash	122	122	122	122
Cash, cash equivalents and restricted cash in balance sheets	$21,814	$13,552	$21,814	$13,552

NeuroPace, Inc.
Table 1. GAAP to Non-GAAP Reconciliations (excluding DIXI)1
(unaudited)

	Three Months Ended				Year Ended
(in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
GAAP loss from operations	$(5,147)	$(6,824)	$(2,600)	$(1,767)	$(16,338)
Less: DIXI income from operations	1,613	1,365	1,425	1,500	5,903
Stock-based compensation	2,626	3,228	2,628	2,607	11,089
Depreciation	49	55	54	80	238
Adjusted EBITDA (Non-GAAP) (excluding DIXI)	$(4,085)	$(4,906)	$(1,343)	$(580)	$(10,914)

GAAP cost of goods sold	$5,182	$5,388	$6,186	$6,010	$22,766
Less: DIXI cost of goods sold	1,992	2,100	2,005	1,605	7,702
Stock-based compensation	178	173	168	175	694
Non-GAAP cost of goods sold (excluding DIXI)	$3,012	$3,115	$4,013	$4,230	$14,370

GAAP sales and marketing expense	$11,003	$12,043	$12,598	$10,936	$46,580
Less: DIXI sales and marketing expense	598	554	573	223	1,948
Stock-based compensation	783	761	781	727	3,052
Non-GAAP sales and marketing expense (excluding DIXI)	$9,622	$10,728	$11,244	$9,986	$41,580

GAAP research and development expense	$7,440	$6,845	$6,576	$7,027	$27,888
Stock-based compensation	872	865	821	848	3,406
Non-GAAP research and development expense[1]	$6,568	$5,980	$5,755	$6,179	$24,482

GAAP general and administrative expense	$4,046	$6,068	$4,594	$4,382	$19,090
Stock-based compensation	793	1,429	858	857	3,937
Non-GAAP general and administrative expense[1]	$3,253	$4,639	$3,736	$3,525	$15,153
1 The Company did not allocate research and development or general and administrative expenses to its DIXI operations.

NeuroPace, Inc.
Table 2. GAAP to Non-GAAP Reconciliations
2026 Guidance

(in thousands)	2026 Guidance
GAAP gross margin	81% to 82%
Stock-based compensation	~50 bps
Non-GAAP gross margin	81.5% to 82.5%

GAAP sales and marketing expense	$49,000 to $51,000
Stock-based compensation	~3,000
Non-GAAP sales and marketing expense	$46,000 to $48,000

GAAP research and development expense	~$30,000
Stock-based compensation	~3,000
Non-GAAP research and development expense	~$27,000

GAAP general and administrative expense	~$21,000
Stock-based compensation	~4,000
Non-GAAP general and administrative expense	~$17,000

Total GAAP operating expenses	$100,000 to $102,000
Stock-based compensation	~10,000
Non-GAAP operating expenses	$90,000 to $92,000

Total GAAP loss from operations	($20,000) to ($21,000)
Stock-based compensation (including gross margin)	~10,500
Non-GAAP loss from operations	(9,500) to (10,500)
Total depreciation and amortization	~500
Total adjusted EBITDA (Non-GAAP)	~($9,000) to ($10,000)

NeuroPace, Inc.
Table 3. GAAP to Non-GAAP Reconciliations
(unaudited)

	Three Months Ended				Year Ended
(in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
GAAP loss from operations	$(5,147)	$(6,824)	$(2,600)	$(1,767)	$(16,338)
Stock-based compensation	2,626	3,228	2,628	2,607	11,089
Depreciation	49	55	54	80	238
Adjusted EBITDA (Non-GAAP)	$(2,472)	$(3,541)	$82	$920	$(5,011)

GAAP cost of goods sold	$5,182	$5,388	$6,186	$6,010	$22,766
Stock-based compensation	178	173	168	175	694
Non-GAAP cost of goods sold	$5,004	$5,215	$6,018	$5,835	$22,072

GAAP sales and marketing expense	$11,003	$12,043	$12,598	$10,936	$46,580
Stock-based compensation	783	761	781	727	3,052
Non-GAAP sales and marketing expense	$10,220	$11,282	$11,817	$10,209	$43,528

GAAP research and development expense	$7,440	$6,845	$6,576	$7,027	$27,888
Stock-based compensation	872	865	821	848	3,406
Non-GAAP research and development expense	$6,568	$5,980	$5,755	$6,179	$24,482

GAAP general and administrative expense	$4,046	$6,068	$4,594	$4,382	$19,090
Stock-based compensation	793	1,429	858	857	3,937
Non-GAAP general and administrative expense	$3,253	$4,639	$3,736	$3,525	$15,153

NeuroPace, Inc.
Table 4. DIXI Operating Results2
(unaudited)

	Three Months Ended				Year Ended
(in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Revenue	$4,203	$4,019	$4,003	$3,328	$15,553
Cost of goods sold	1,992	2,100	2,005	1,605	7,702
Gross Profit	2,211	1,919	1,998	1,723	7,851
Operating Expenses:
Sales and marketing	598	554	573	223	1,948
DIXI income from operations	$1,613	$1,365	$1,425	$1,500	$5,903
2 The Company did not allocate research and development or general and administrative expenses to its DIXI operations.